EXHIBIT 4(A)

                              CONSULTING AGREEMENT

        CONSULTING AGREEMENT ("Agreement"), entered into as of April 1, 1998 ("Commencement Date") between Kennedy Miles Creative Communication, Ltd., a corporation organized under the laws of the United Kingdom ("Kennedy") with a business address at Redvers House, 13 Fairmile, Henry-on-Thames, Oxfordshire, United Kingdom RG9 2JR and Enhanced Services Company, Inc. ("Enhanced"), a Colorado corporation with its principal offices at 16000 Barkers Point Lane. Houston, TX 77079.

        WHEREAS, Kennedy is a corporation with experience in business affairs and in assessing and providing oversight to business enterprises;

        WHEREAS, Enhanced wishes to have the services of Kennedy available on a consulting basis to advise it on business affairs and Kennedy is willing to act in such capacity on the terms and conditions hereof;

        NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, Enhanced and Kennedy hereby agree as follows:

        1.     EMPLOYMENT DUTIES AND AGREEMENTS

               (a) Enhanced hereby retains Kennedy (the "Consulting Arrangement"), as an independent contractor, on the terms and conditions hereof as special advisor on business affairs, with such duties, responsibilities, obligations and powers commensurate with such roles, as are described herein and which are reasonably assigned from time to time by the Board of Directors of Enhanced and Kennedy hereby accepts the Consulting Arrangement on the terms and conditions hereof. Kennedy shall report to the Board of Directors of Enhanced and shall devote such time as may be necessary, on a part time basis, to the affairs of Enhanced and, upon request, shall provide assistance to Enhanced's other subsidiaries and affiliates ("Affiliates").

               (b) It is understood and agreed that Kennedy shall be at all times and for all purposes hereunder an independent contractor to Enhanced and under no circumstances shall be deemed an employee, partner or joint venturer of or with Enhanced. Kennedy agrees that it shall not directly or indirectly imply or represent to others, or permit another to imply or represent to others that Kennedy has any authority to act for, represent or bind Enhanced in any matter by virtue of this Agreement.

               (c) During the term of the Consulting Arrangement, Kennedy shall participate in the strategic planning and implementation of the business development and affairs of Enhanced and, in particular, shall advise and consult with Enhanced on the future business and strategic opportunities available in the United Kingdom and shall be responsible for providing management and strategic oversight for the assessment and
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                      reorganization of the London-based operations formerly
                      conducted by Softbank Interactive Marketing, Inc., and shall assist Enhanced in determining the best course of conduct with respect to its involvement in and the prospects for use of the London facilities, developing a business plan identifying strategic partners and other relationships and assessing overall opportunities for the future operations or conduct of business in London-based markets.

               (d) Kennedy shall faithfully and diligently endeavor to represent and to promote the business and best interests of Enhanced and shall make available to Enhanced, when and if requested, the general knowledge possessed by it relating to any aspect of its duties and responsibilities hereunder. Throughout the term of this Consulting Arrangement, Kennedy shall provide services to Enhanced on a part-time basis and may perform the same or similar services for other persons or entities not inconsistent with its undertakings hereunder.

               (e) Kennedy shall keep accurate records showing the dates and times devoted to the services provided for herein and a description thereof, and shall present such records to Enhanced on request.

               (f) Kennedy hereby agrees to allow Enhanced, upon prior written consent, to use its name, biography and likeness in connection with information that may be disseminated concerning Enhanced in a manner acceptable to Kennedy. Kennedy agrees to actively participate, in a manner consistent with its duties hereunder, on behalf of Enhanced in the general promotion of Enhanced.

        2.     COMPENSATION

               (a) As compensation for the performance by Kennedy of its obligations hereunder during the Consulting Arrangement, Enhanced hereby grants to Kennedy a stock purchase warrant (the "Warrant"), to acquire Seventy-Five Thousand (75,000) Common Shares of Enhanced at an exercise price of $0.10 per share and fully vested and exercisable on the date of issuance and for two years thereafter.

               (b) The Warrant to be delivered pursuant to this Agreement shall be in the form set forth as Exhibit A, attached hereto, with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement.

               (c) Notwithstanding the foregoing, the Warrant granted hereunder shall terminate and be of no further legal force or effect if, prior to the exercise of all or a portion of the Warrant, this Agreement is terminated by the Company for Cause pursuant to Paragraph 4 below, or if Kennedy voluntarily terminates this Agreement during the Initial Term. For purposes hereof, the effective date of termination of the Warrant (if not previously exercised) shall be as of (i) the date of written notice from Enhanced of its election to terminate this Agreement for "Cause", under Sections 4(b)(i)(b) and (c), provided the Warrant (if not previously exercised) shall be reinstated if the reason for such Agreement termination was cured by Kennedy as provided in Section 4(b)(i)(c); or (ii) as of the Commencement Date, if Kennedy voluntarily terminates this
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                      Agreement during the Initial Term, but not later than May
                      15, 1999,

               (d)    REGISTRATION RIGHTS.

                      (i) On or before April 30, 1998 Enhanced shall use its best efforts to cause to be prepared and filed with the Securities and Exchange Commission ("SEC") a Registration Statement on Form S-8 or any other appropriate form registering all the shares of Common Stock issuable upon exercise of the Warrant (the "Registration Statement").

                      (ii)   In connection with the preparation and filing of

                             the Registration Statement, Enhanced agrees to (1) use its best efforts to cause such Registration Statement to become and remain effective; (2) prepare and file with the SEC such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective for the entire period the Warrant remains outstanding; (3) furnish to Kennedy such number of copies of a prospectus, in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and such other documents as Kennedy may reasonably request in order to facilitate the disposition of the Common Shares underlying the Warrant; and (4) use its best efforts, at Kennedy's request, to register and qualify the Common Shares underlying the Warrant of such states that Kennedy gives notice to Enhanced, provided, however, that Enhanced shall not be required in connection therewith to
                             (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify, (2) subject itself to any tax or obligation to collect any tax in any such jurisdiction, or (3) consent to general services or process in such jurisdiction. Kennedy agrees to cooperate in all reasonable respects with the preparation and filing of the Registration
                              Statement.

                      (iii)  All fees and other expenses incurred in connection

                             with the registration of the Common Shares underlying the Warrant shall be borne by Enhanced, including without limitation, fees of Enhanced's legal counsel, SEC filing fees, printing costs, accounting fees and costs, transfer agent fees and any other miscellaneous costs and disbursements. Kennedy shall be responsible for any and all underwriting discounts, brokerage commissions or other fees or expenses incurred in connection with the sale or other disposition by Kennedy of the Common Shares underlying the Warrant covered by the Registration Statement.

                      (iv) To the extent permitted by law, Enhanced will indemnify and hold harmless Kennedy, including its officers, directors, employees, agents, and representatives, against any losses, claims, damages, liabilities, or expenses, including without limitation attorney's fees and disbursements, to which Kennedy may become subject under the Act to the extent that such losses, claims, damages or liabilities arise out of or are based upon any violation by Enhanced of the Act or under the Securities Exchange Act of 1934, or any rule or regulation promulgated thereunder applicable to Enhanced, or arises out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of any violation by Enhanced of any rule or regulation promulgated under the Act applicable to Enhanced and relating to action or inaction required of Enhanced in connection with such Registration Statement; provided, however, that such indemnity contained in this paragraph shall not apply to any loss, damage or liability to the extent that same arises out of, or is based upon, an untrue statement or omission made in connection with such Registration Statement in reliance upon and in conformity with information furnished by Kennedy.

                      (v) Except for the obligations of Enhanced set forth in Sections (i), (ii), (iii) and (iv) above, all obligations relating to compliance with applicable laws and regulations governing the distribution of securities in connection with Kennedy's sale of Common Shares of Enhanced acquired pursuant to the exercise of the Warrant shall be the sole obligation of Kennedy.

                      (vi) Kennedy agrees (absent proper "blue sky" qualifications) that it will not sell the Common Shares acquired upon the exercise of the Warrant in any state other than the States of Colorado, New York and such other states or foreign jurisdictions where such Common Shares may be sold without any further registration, qualification or action.

        3.     EXPENSES


               (a) During the Consulting Arrangement, Enhanced shall pay or reimburse Kennedy for all reasonable and necessary out-of-pocket expenses incurred by Kennedy which relate to its services hereunder and which have been approved, by an agreed budget or otherwise, in advance of being incurred with such payments or reimbursements to be made on Enhanced's normal employee payroll schedule. Such reimbursable expenses shall include, but not be limited to, telephone, facsimile, office supplies and costs, and travel expenses.

        4.     TERM AND TERMINATION

               (a) The initial term ("Initial Term") shall be one (1) year commencing on the Commencement Date, renewable, at Enhanced's election ("Subsequent Term"). The Consulting Arrangement will continue for the Initial Term and the Subsequent Term unless terminated by a "Termination Event", as defined below.

               (b) For purposes of this Agreement, the following events shall constitute "Termination Events":

                      (i) Termination of the Consulting Arrangement by Enhanced for "Cause". For purposes of this Agreement, the term "Cause", when used in connection with the termination of the Consulting Arrangement by Enhanced shall mean, and shall be limited to, Kennedy's: (a) commission of any fraudulent or criminal act; (b) failure to act on behalf of Enhanced in breach of this Agreement (including, without limitation, any violation of Paragraph 5 hereof); or (c) a material breach of this Agreement (which shall include Kennedy's failure to substantially perform the duties required of it hereunder for a period of 30 consecutive days) unless such breach shall be cured by Kennedy within a period of thirty (30) days after written notice by the Company of such breach.

                      (ii) The voluntary termination of the Consulting Arrangement by Kennedy effective upon 15 days written notice; or

                      (iii) The expiration of the Initial Term or the expiration of any Subsequent Terms when no provision for renewals or extensions have been made.

        5.     PROTECTION OF CONFIDENTIAL INFORMATION

               (a) Kennedy acknowledges that during the course of its services to Enhanced, it will acquire Proprietary Information and Trade Secrets (as hereinafter defined), of Enhanced. For purposes of this Agreement:

                      (i)    "Proprietary Information" shall mean all
                              unpublished materials and information created, discovered, owned or otherwise controlled by Enhanced or its affiliates relating to the products of Enhanced or its affiliates, including, but not limited to financial information, data or statements, product research and development, existing and future product plans, designs and schematics, patents, client lists, computer data, documentation, algorithms, processes and know-how (whether or not reduced to writing and whether or not patentable or copyrightable), and business and marketing plans and strategies, pricing policies, cost and profit information, supplier identifies, packaging and the like, whether disclosed orally, in writing, or by inspection. "Proprietary Information" shall also include all other materials and information which have been clearly identified by Enhanced as "Proprietary Information", "Trade Secrets" or confidential information. The term "Proprietary Information" shall not include any information which is now generally known or available or which hereafter through no act or failure on the part of Kennedy becomes generally known or available; and

                      (ii) "Trade Secrets" shall mean the whole or any portion or phase of any scientific or technical information, design, process, procedure, formula or improvement related to the Technology which is secret and is not generally available to the public, which Enhanced or its affiliates both marks and treats as "Confidential," and which gives the one who uses it an advantage over competitors who do not know of or use the Trade Secret. A Trade Secret may include, without limitation, Proprietary Information relating to programs or products now existing or currently under design or development by Enhanced or its affiliates.

               (b)    Non-Disclosure:

                      Kennedy agrees to hold the Proprietary Information and Trade Secrets of which Kennedy may acquire knowledge hereunder in the strictest confidence unless ordered to disclose same subject to legal proceedings instituted by third parties or as required to fulfill authorized government requirements. Kennedy further agrees not to disclose any Proprietary Information or Trade Secrets except to the Board of Directors of Enhanced, employees, advisers, counsel and consultants of Enhanced and its affiliated companies, if any, on a "need to know basis" and then only to those persons who reasonably require the same for the purposes hereof and who are bound by a confidentiality agreement consistent in format and substance, with this Paragraph 5 and the policies of the Board of Directors of Enhanced.

               (c)    Return of Documents and Materials

                      Kennedy shall deliver promptly upon the termination of the Consulting Arrangement, and at any other time as Enhanced may request, all documents, financial records, technology, software, source codes, object codes, hardware (and all copies thereof), in whatever medium, relating to the business of Enhanced that Kennedy possesses or has under its control.

        6.     CONFLICTING AGREEMENTS.

               Kennedy warrants and represents that there are no existing or proposed agreements to which it is a party that may adversely affect Kennedy's ability to render its services to Enhanced hereunder.

        7.     INDEMNIFICATION.

               (a) Kennedy agrees to indemnify, defend and hold harmless Enhanced, and the officers, directors, shareholders, agents, employees of Enhanced, Enhanced's attorneys, successors and assigns, from and against, and pay or reimburse each of them for, any and all claims, losses, damages, judgments, amounts paid in settlement, costs and legal, accounting or other expenses that any of them may sustain or incur as a result of any misrepresentation or any non-performance of any covenant or other obligation on the part of Kennedy contained in this Agreement.

               (b) Enhanced agrees to indemnify, defend and hold harmless Kennedy, and the officers, directors, shareholders, agents, employees of Kennedy, Kennedy's attorneys, successors and assigns, from and against, and pay or reimburse each of them for, any and all claims, losses, damages, judgments, amounts paid in settlement, costs and legal, accounting or other expenses that any of them may sustain or incur as a result of any misrepresentation or any non-performance of any covenant or other obligation on the part of Enhanced contained in this Agreement.

        8.     ATTORNEY'S FEES.

               In the event there is any litigation or arbitration between the parties concerning this Agreement, the successful party shall be awarded its reasonable attorneys' fees and litigation costs, including the costs incurred in the collection of any judgment.

        9.     NOTICES.

               (a) Any notice, request, instruction, or other document to be given hereunder by any party hereto to any other party hereto shall be in writing and delivered personally or by overnight courier or sent by facsimile transmission:


                      If to Kennedy, to:   Kennedy Miles Creative Communication,
                                           Ltd.,
                                           Redvers House
                                           13 Fairmile
                                           Henry-on-Thames
                                           Oxfordshire, United Kingdom
                                           RG9 2JR

                      If to Enhanced, to:  Enhanced Services Company, Inc.
                                           16000 Barkers Point Lane
                                           Houston, TX 77079
                                           phone: (800) 683-6839
                                           fax:   (281) 556-5035

                      or at such other address for a party as shall be specified by like notice.

               (b) All notices required or permitted to be given under this Agreement shall be in writing. Notices may be served by:
                      (i) certified or registered mail postage pre-paid with return receipt requested, or by private courier, prepaid;
                      (ii) by facsimile or other telecommunication device capable of transmitting or creating a written record, with a copy sent by U.S. mail or by personal delivery three days after the initial facsimile transmission; or (iii) personally. Mailed notices shall be deemed delivered three days after mailing, properly addressed, return receipt signed. Couriered notices shall be deemed delivered on the date the courier warrants a delivery has occurred. Facsimile notices shall be deemed delivered when receipt is acknowledged by the addressee or its office. Personal delivery shall be effective when accomplished upon signature of receipt. All notices shall be given to the parties at the addresses first given above unless a party changes its address by giving notice to the other party as provided herein.

        10.    MISCELLANEOUS PROVISIONS

               (a) No provision of this Agreement shall be deemed to have been waived unless such waiver is in writing signed by the waiving party. No failure by any party to insist upon the strict performance of any provision of this Agreement, or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach, of such provision or any other provision. No waiver of any provision of this Agreement shall be deemed a waiver of any other provision of this Agreement or waiver of such provision with respect to any subsequent breach, unless expressly provided in writing.

               (b) This Agreement constitutes the entire Agreement of the parties relating to the subject matter hereof. There are no terms, conditions or obligations other than those contained in this Agreement. This Agreement supersedes all prior communications, representations or agreements between the parties relating to the subject matter hereof. This Agreement may not be amended except in writing executed by the parties.

               (c) The invalidity or unenforceability of any particular provision of this Agreement shall not effect the other provisions hereof; all of which shall remain enforceable in accordance with their terms. Should any of the obligations hereunder be found illegal or unenforceable, such obligations shall be enforceable within whatever terms a court of competent jurisdiction shall deem allowable by law.

               (d) Kennedy may not assign, sell, subcontract, delegate or otherwise transfer its obligations under this Agreement, without the prior written consent of Enhanced's Board of Directors, and any attempted assignment or delegation shall be void and without effect.

               (e) This Agreement shall inure to the benefit of the successors and assigns of Enhanced as if such Agreement had been originally negotiated and entered into by and between Kennedy and any such successors or assigns, provided such successors or assigns undertake in writing to perform all of Enhanced's obligations hereunder.

               (f) This Agreement shall be governed by and construed in accordance with the laws of the California for agreements wholly negotiated, entered into and performed within the State of California.

               (g) Kennedy acknowledges that Enhanced and its affiliated companies are new and evolving companies and that protection of Proprietary Information, Confidential Information, Work Product, Trade Secrets and Opportunities, are important to future prospects for growth and business development of Enhanced. Kennedy acknowledges that Enhanced may not have an adequate remedy at law in the event of any breach or threatened breach by Kennedy of any provision of Paragraph 5 and that Enhanced may suffer irreparable damage and injury as a result.

               (h) The section headings in this Agreement are included for convenience only; they do not give full notice of the terms of any portion of this Agreement, and are not relevant to the interpretation of any provision of this Agreement.

               (i) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

               (j) All rights and obligations shall cease upon termination of this Agreement, except for the rights and obligations set forth in or arising out of paragraphs 4 and 7(g), which shall survive the termination of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

                                    KENNEDY MILES CREATIVE COMMUNICATION, LTD.

                                    By:     /s/ KENNEDY MILES

                                    Title:  Managing Director

                                    ENHANCED SERVICES COMPANY, INC.

                                    By:     /s/ ROGER MINCHOFF
                                    Title:  President

                              CONSULTING AGREEMENT

        CONSULTING AGREEMENT ("Agreement"), commencing as of March 15, 1998 ("Commencement Date") between Richard A. Fisher ("RAF"), an individual, with a mailing address of P.O. Box 359, Newport, Rhode Island 02840, and Enhanced Services Company, Inc. ("Enhanced"), a Colorado corporation, with its principal offices at 16000 Barkers Point Lane, Houston, TX 77079.

        WHEREAS, RAF is an attorney admitted to practice law in Massachusetts and a businessman with experience in business affairs and in assessing and providing oversight to business enterprises;

        WHEREAS, Enhanced wishes to have the services of RAF available on a consulting basis to assist it with strategic planning and corporate finance and industry analysis, and to generally supervise its legal affairs with emphasis on acquisitions and strategic relationships, and RAF is willing to act in such capacity on the terms and conditions hereof;

        NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, Enhanced and RAF hereby agree as follows:

        1.     EMPLOYMENT DUTIES AND AGREEMENTS

               (a) Enhanced hereby retains RAF (the "Consulting Arrangement") as an independent contractor, on the terms and conditions hereof as special advisor on business affairs, with such duties, responsibilities, obligations and powers commensurate with such roles, as are described herein and which are reasonably assigned from time to time by the Board of Directors of Enhanced and RAF hereby accepts the Consulting Arrangement on the terms and conditions hereof. RAF shall report to the Board of Directors of Enhanced and shall devote such time as may be necessary, on a part-time basis, to the affairs of Enhanced and, upon request, shall provide assistance to Enhanced's other subsidiaries and affiliates ("Affiliates").

               (b) It is understood and agreed that RAF shall be at all times and for all purposes hereunder an independent contractor to Enhanced and under no circumstances shall be deemed an employee, officer, partner or joint venturer of or with Enhanced. RAF agrees that he shall not directly or indirectly imply or represent to others, or permit another to imply or represent to others that RAF has any authority to act for, represent or bind Enhanced in any matter by virtue of this Agreement.

               (c) During the term of the Consulting Arrangement, RAF shall participate in the strategic planning and implementation of the business development and affairs of Enhanced and, in particular, shall advise and consult with Enhanced on future business and strategic opportunities, and shall supervise its legal affairs.

               (d) RAF shall faithfully and diligently endeavor to represent and to promote the business and best interests of Enhanced and shall make available to Enhanced, when and if requested, the general knowledge possessed by him relating to any aspect of his duties and responsibilities hereunder. Throughout the term of this Consulting Arrangement, RAF shall provide services to Enhanced on a part-time basis and may perform the same or similar services for other persons or entities not inconsistent with his undertakings hereunder.

               (e) RAF shall keep accurate records showing the dates and times devoted to the services provided for herein and a description thereof, and shall present such records to Enhanced on request.

               (f) RAF hereby agrees to allow Enhanced to use his name, biography and likeness in connection with information that may be disseminated concerning Enhanced. RAF agrees to actively participate, in a manner consistent with his duties hereunder, on behalf of Enhanced in the general promotion of Enhanced.

        2.     COMPENSATION

               (a) As compensation for the performance by RAF of his obligations hereunder during the Consulting Arrangement, Enhanced hereby grants to RAF a stock purchase warrant (the "Warrant") to acquire Fifty Thousand (50,000) Common Shares of Enhanced at an exercise price of $4.00 per share, which Warrant shall be fully vested and exercisable on the date of issuance and for two years thereafter.

               (b) The Warrant to be delivered pursuant to this Agreement shall be in the form set forth as Exhibit A, attached hereto, with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement.

               (c) Notwithstanding the foregoing, the Warrant granted hereunder shall terminate and be of no further legal force or effect if, prior to the exercise of all or a portion of the Warrant, this Agreement is terminated by the Company for Cause pursuant to Paragraph 4 below, or if RAF voluntarily terminates this Agreement during the Initial Term. For purposes hereof, the effective date of termination of the Warrant (if not previously exercised) shall be as of (i) the date of written notice from Enhanced of its election to terminate this Agreement for "Cause", under Section 4(b)(i), provided the Warrant (if not previously exercised) shall be reinstated if the reason for such Agreement termination was cured by RAF as provided in Section 4(b)(i)(c); or (ii) as of the Commencement Date, if RAF voluntarily terminates this Agreement during the Initial Term, but not later than May 15, 1999,

               (d)    REGISTRATION RIGHTS

                      (i) On or before May 15, 1998 Enhanced shall use its best efforts to cause to be prepared and filed with the Securities and Exchange Commission ("SEC") a Registration Statement on Form S-8 or any other appropriate form registering all the shares of Common Stock issuable upon exercise of the Warrant (the "Registration Statement").

                      (ii) In connection with the preparation and filing of the Registration Statement, Enhanced agrees to (1) use its best efforts to cause such Registration Statement to become and remain effective; (2) prepare and file with the SEC such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective for the entire period the Warrant remains outstanding; (3) furnish to RAF such number of copies of a prospectus, in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and such other documents as RAF may reasonably request in order to facilitate the disposition of the Common Shares underlying the Warrant; and (4) use its best efforts, at RAF's request, to register and qualify the Common Shares underlying the Warrant in such states that RAF gives notice to Enhanced; provided, however, that Enhanced shall not be required in connection therewith to (a) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify, (b) subject itself to any tax or obligation to collect any tax in any such jurisdiction, or (c) consent to general service of process in such jurisdiction. RAF agrees to cooperate in all reasonable respects with the preparation and filing of the Registration Statement.

                      (iii) All fees and other expenses incurred in connection with the registration of the Common Shares underlying the Warrant shall be borne by Enhanced, including without limitation, fees of Enhanced's legal counsel, SEC filing fees, printing costs, accounting fees and costs, transfer agent fees and any other miscellaneous costs and disbursements. RAF shall be responsible for any and all underwriting discounts, brokerage commissions or other fees or expenses incurred in connection with the sale or other disposition by RAF of the Common Shares underlying the Warrant covered by the Registration Statement.

                      (iv) To the extent permitted by law, Enhanced will indemnify and hold harmless RAF, including his employees, agents and representatives, against any losses, claims, damages, liabilities, or expenses, including without limitation attorney's fees and disbursements, to which RAF may become subject under the Act to the extent that such losses, claims, damages or liabilities arise out of or are based upon any violation by Enhanced of the Act or under the Securities Exchange Act of 1934, or any rule or regulation promulgated thereunder applicable to Enhanced, or arises out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of any violation by Enhanced of any rule or regulation promulgated under the Act applicable to Enhanced and relating to action or inaction required of Enhanced in connection with such Registration Statement; provided, however, that such indemnity contained in this paragraph shall not apply to any loss, damage or liability to the extent that same arises out of, or is based upon, an untrue statement or omission made in connection with such Registration Statement in reliance upon and in conformity with information furnished by RAF.

                      (v) Except for the obligations of Enhanced set forth in Sections (i), (ii), (iii) and (iv) above, all obligations relating to compliance with applicable laws and regulations governing the distribution of securities in connection with RAF's sale of Common Shares of Enhanced acquired pursuant to the exercise of the Warrant shall be the sole obligation of RAF.

                      (vi) RAF agrees that he will not sell the Common Shares acquired upon the exercise of the Warrant in any state other than the States of Colorado, New York and such other states or foreign jurisdictions where such Common Shares may be sold without any further registration, qualification or action.

        3.     EXPENSES

               (a) During the Consulting Arrangement, Enhanced shall pay or reimburse RAF for all reasonable and necessary out-of-pocket expenses incurred by RAF which relate to his services hereunder and which have been approved, by an agreed budget or otherwise, in advance of being incurred with such payments or reimbursements to be made on Enhanced's normal employee payroll schedule. Such reimbursable expenses shall include, but not be limited to, telephone, facsimile, office supplies and costs, and travel expenses.

        4.     TERM AND TERMINATION

               (a) The initial term ("Initial Term") shall be one (1) year commencing on the Commencement Date, renewable, at Enhanced's election ("Subsequent Term") for an additional one year period upon issuance of a comparable warrant, for an additional fifty thousand (50,000) shares of Common Stock of Enhanced. The Consulting Arrangement will continue for the Initial Term and the Subsequent Term unless terminated by a "Termination Event", as defined below.

               (b) For purposes of this Agreement, the following events shall constitute "Termination Events":

                      (i) Termination of the Consulting Arrangement by Enhanced for "Cause". For purposes of this Agreement, the term "Cause", when used in connection with the termination of the Consulting Arrangement by Enhanced shall mean, and shall be limited to, RAF's: (a) commission of any fraudulent or criminal act (other than a misdemeanor [, etc.]); (b) failure to act on behalf of Enhanced in breach of this Agreement (including, without limitation, any violation of Paragraph 5 hereof); or (c) a material breach of this Agreement (which shall include RAF's failure to substantially perform the duties required of him hereunder for a period of 30 consecutive days) unless such breach shall be cured by RAF, after written notice to RAF, within a period of thirty
                             (30) days after written notice by Enhanced of such breach.

                      (ii) The voluntary termination of the Consulting Arrangement by RAF effective upon 15 days written notice; or

                      (iii) The expiration of the Initial Term or the expiration of any Subsequent Terms when no provision for renewals or extensions have been made.

        5.     PROTECTION OF CONFIDENTIAL INFORMATION

               (a) RAF acknowledges that during the course of his services to Enhanced, he will acquire Proprietary Information and Trade Secrets (as hereinafter defined) of Enhanced. For purposes of this Agreement:

                      (i) "Proprietary Information" shall mean all unpublished materials and information created, discovered, owned or otherwise controlled by Enhanced or its affiliates relating to the products of Enhanced or its affiliates, including, but not limited to financial information, data or statements, product research and development, existing and future product plans, designs and schematics, patents, client lists, computer data, documentation, algorithms, processes and know-how (whether or not reduced to writing and whether or not patentable or copyrightable), and business and marketing plans and strategies, pricing policies, cost and profit information, supplier identifies, packaging and the like, whether disclosed orally, in writing, or by inspection. "Proprietary Information" shall also include all other materials and information which have been clearly identified by Enhanced as "Proprietary Information", "Trade Secrets" or confidential information. The term "Proprietary Information" shall not include any information which is now generally known or available or which hereafter through no act or failure on the part of RAF becomes generally known or available; and

                      (ii) "Trade Secrets" shall mean the whole or any portion or phase of any scientific or technical information, design, process, procedure, formula or improvement related to the Technology which is secret and is not generally available to the public, which Enhanced or its Affiliates both mark and treat as "Confidential," and which gives the one who uses it an advantage over competitors who do not know of or use the Trade Secret. A Trade Secret may include, without limitation,
                             Proprietary Information relating to programs or products now existing or currently under design or development by Enhanced or its affiliates.

               (b)    Non-Disclosure

                      RAF agrees to hold the Proprietary Information and Trade Secrets of Enhanced, of which RAF may acquire knowledge hereunder, in the strictest confidence unless ordered to disclose same subject to legal proceedings instituted by third parties or as required to fulfill authorized government requirements. RAF further agrees not to disclose any Proprietary Information or Trade Secrets except to the Board of Directors of Enhanced, employees, advisers, counsel and consultants of Enhanced and its affiliated companies, if any, on a "need to know basis" and then only to those persons who reasonably require the same for the purposes hereof and who are bound by a confidentiality agreement consistent in format and substance, with this Paragraph 5 and the policies of the Board of Directors of Enhanced.

               (c)    Return of Documents and Materials

                      RAF shall deliver promptly upon the termination of the Consulting Arrangement, and at any other time as Enhanced may request, all documents, financial records, technology, software, source codes, object codes, hardware (and all copies thereof), in whatever medium, relating to the business of Enhanced that RAF possesses or has under his control.

        6.     CONFLICTING AGREEMENTS

               RAF warrants and represents that there are no existing or proposed agreements to which he is a party that may adversely affect RAF's ability to render his services to Enhanced hereunder.

        7.     INDEMNIFICATION

               (a) RAF agrees to indemnify, defend and hold harmless Enhanced and the officers, directors, shareholders, agents and employees of Enhanced, Enhanced's attorneys, successors and assigns, from and against, and pay or reimburse each of them for, any and all claims, losses, damages, judgments, amounts paid in settlement, costs and legal, accounting or other expenses that any of them may sustain or incur as a result of any misrepresentation or any non-performance of any covenant or other obligation on the part of RAF contained in this Agreement.

               (b) Enhanced agrees to indemnify, defend and hold harmless RAF and the officers, directors, shareholders, agents and employees of RAF, RAF's attorneys, successors and assigns, from and against, and pay or reimburse each of them for, any and all claims, losses, damages, judgments, amounts paid in settlement, costs and legal, accounting or other expenses that any of them may sustain or incur as a result of any misrepresentation or any non-performance of any covenant or other obligation on the part of Enhanced contained in this Agreement.

        8.     ATTORNEY'S FEES

               In the event there is any litigation or arbitration between the parties concerning this Agreement, the successful party shall be awarded its reasonable attorneys' fees and litigation costs, including the costs incurred in the collection of any judgment.

        9.     NOTICES

               (a) Any notice, request, instruction, or other document to be given hereunder by any party hereto to any other party hereto shall be in writing and delivered personally or by overnight courier or sent by facsimile transmission:

                      If to RAF, to:        P.O. Box 359
                                            Newport, RI  02840
                                            phone: (401) 245-5948

                      If to Enhanced, to:   Enhanced Services Company, Inc.
                                            16000 Barkers Point Lane
                                            Houston, TX 77079
                                            phone: (800) 683-6839
                                            fax:   (281) 556-5035

                      or at such other address for a party as shall be specified by like notice.

               (b) All notices required or permitted to be given under this Agreement shall be in writing. Notices may be served by:
                      (i) certified or registered mail postage pre-paid with return receipt requested, or by private courier, prepaid;
                      (ii) by facsimile or other telecommunication device capable of transmitting or creating a written record, with a copy sent by U.S. mail or by personal delivery three days after the initial facsimile transmission; or (iii) personally. Mailed notices shall be deemed delivered three days after mailing, if properly addressed, with return receipt signed. Couriered notices shall be deemed delivered on the date the courier warrants a delivery has occurred. Facsimile notices shall be deemed delivered when receipt is acknowledged by the addressee or its office. Personal delivery shall be effective when accomplished upon signature of receipt. All notices shall be given to the parties at the addresses first given above unless a party changes its address by giving notice to the other party as provided herein.

        10.    MISCELLANEOUS PROVISIONS

               (a) No provision of this Agreement shall be deemed to have been waived unless such waiver is in writing signed by the waiving party. No failure by any party to insist upon the strict performance of any provision of this Agreement, or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach, of such provision or any other provision. No waiver of any provision of this Agreement shall be deemed a waiver of any other provision of this Agreement or waiver of such provision with respect to any subsequent breach, unless expressly provided in writing.

               (b) This Agreement constitutes the entire Agreement of the parties relating to the subject matter hereof. There are no terms, conditions or obligations other than those contained in this Agreement. This Agreement supersedes all prior communications, representations or agreements between the parties relating to the subject matter hereof. This Agreement may not be amended except in a writing executed by the parties.

               (c) The invalidity or unenforceability of any particular provision of this Agreement shall not effect the other provisions hereof; all of which shall remain enforceable in accordance with their terms. Should any of the obligations hereunder be found illegal or unenforceable, such obligations shall be enforceable within whatever terms a court of competent jurisdiction shall deem allowable by law.

               (d) RAF may not assign, sell, subcontract, delegate or otherwise transfer his obligations under this Agreement, without the prior written consent of Enhanced's Board of Directors, and any attempted assignment or delegation shall be void and without effect.

               (e) This Agreement shall inure to the benefit of the successors and assigns of Enhanced as if such Agreement had been originally negotiated and entered into by and between RAF and any such successors or assigns, provided such successors or assigns undertake in writing to perform all of Enhanced's obligations hereunder.

               (f) This Agreement shall be governed by and construed in accordance with the laws of the State of California for agreements wholly negotiated, entered into and performed within the State of California.

               (g) RAF acknowledges that Enhanced and its affiliated companies are new and evolving companies and that protection of Proprietary Information, Confidential Information, Work Product, Trade Secrets and Opportunities, are important to future prospects for growth and business development of Enhanced. RAF acknowledges that Enhanced may not have an adequate remedy at law in the event of any breach or threatened breach by RAF of any provision of Paragraph 5 and that Enhanced may suffer irreparable damage and injury as a result. Accordingly, in the event of any such breach or threatened breach, RAF hereby consents to Enhanced's application for injunctive relief against it by any court of competent jurisdiction without the posting of any bond or security therefor.

               (h) The section headings in this Agreement are included for convenience only; they do not give full notice of the terms of any portion of this Agreement, and are not relevant to the interpretation of any provision of this Agreement.

               (i) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

               (j) All rights and obligations shall cease upon termination of this Agreement, except for the rights and obligations set forth in or arising out of, Paragraphs 5 and 7, which shall survive the termination of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

                                    RICHARD A. FISHER

                                    /s/ RICHARD A. FISHER


                                    ENHANCED SERVICES COMPANY, INC.

                                    By:     /s/ ROGER MENGHOFF
                                    Title:  President